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                                                                 EXHIBIT 3.7.(1)



                               DEED OF FOUNDATION

      THIS DEED OF FOUNDATION INCLUDES ALL MODIFICATIONS MADE UP UNTIL THE
           SIGNATURE OF THIS DEED OF FOUNDATION IN A UNIFIED STRUCTURE


1.   NAME AND SEAT OF THE FOUNDER
     ChipPAC International Company Limited
     Craigmuir Chambers
     Road Town
     Tortola, BVI


2.   NAME AND SEAT OF THE COMPANY

2.1  Name of the Company

     in Hungarian:

     ChipPAC Likviditas Menedzsment Magyarorszag Korlatolt Felelossegu Tarsasag

     in English:

     ChipPAC Liquidity Management Hungary Limited Liability Company

     The abbreviated form of the Company's name will be:

     in Hungarian:       ChipPAC Kft.

     in English:         ChipPAC Ltd.

2.2  Seat of the Company:

     9700 Szombathely
     Varkonyi u. 15.


3.   RANGE OF ACTIVITIES OF THE COMPANY

     The Company is established to carry out the following business activities (identified by the code numbers of the Standard Sector Classification System of Activities '03).

     The main activity of the Company is:
            65.22'03     Other credit granting

     The other activities of the Company are:
            51.90'03  Other wholesale trading
            71.34'03 Leasing of other machines not categorized elsewhere 74.87'03 Other economic activities not included elsewhere

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     The scope of Other Credit Granting covers only non-bank credit granting, which is restricted to independent management of the liquidity of the companies under common control (Act CXII of 1996, Schedule 2., Section III., Paragraph 4. on Credit Institutions and Financial Enterprises - "CIFEA" - and which does not qualify as the granting of monetary credit under Schedule 2., Section I., Paragraph 10., Point 4. f) of the CIFEA. Therefore the permission of the Financial Institutions Supervisory Authority is not required to practice the above activities.

     The Founder acknowledges the fact that the Company can only perform those activities, which are subject to a relevant license or a registration obligation, upon receipt of said license or following the registration. The Managing Director will be responsible for obtaining the licenses and registrations.


4.   THE SHARE CAPITAL OF THE COMPANY

     4.1 The share capital of the Company is USD 115,000, that is one hundred and fifteen thousand United States dollars, which is an entirely cash contribution.

     4.2 The Founder has fully paid the cash contribution of USD 15,000, that is fifteen thousand United States dollars at the establishment of the Company, and the cash contribution of USD 100,000, that is one hundred thousand United States dollars at the first modification of the Deed of Foundation. The payments were made to the Company's bank account kept at ABN AMRO Bank Rt in Budapest.

     4.3  The business quota of the Founder is 100%.

     4.4 The Founder is not obliged to provide any auxiliary services or additional payment.


5.   DURATION OF THE COMPANY, BUSINESS YEAR

     5.1  The Company is established for an indefinite term.

     5.2  The business year shall coincide with the calendar year.


6.   DECISIONS OF THE COMPANY

     6.1 The Founder shall have the sole power of decision for all Company matters listed under Section 2 of Paragraph 150 of Act No. CXLIV of 1997 on Business Associations.

     6.2 The Managing Director is responsible for entering the resolutions of the Founder into the Book of Resolutions.

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7.   MANAGING DIRECTORS

     7.1  The Managing Directors of the Company are:

           Name:                     Jozsef Veress
           Address:                  1031 Budapest
                                     Anyos u. 8. II/5.
           Mother's maiden name:     Olga Demjanovich
           ID no.:                   AN 231197

           Name:                     Dr. Lajos Zelko
           Address:                  1033 Budapest
                                     Harrer Pal u. 10. X/59.
           Mother's maiden name:     Gelencser Katalin
           ID no.:                   AU-IV. 952233

           Name:                     Michael G. Potter
           Address:                  47400 Kato Road,
                                     Fremont, California 94538, USA
           Mother's maiden name:     Lydia Glodian
           ID no.:                   VC 241116

     7.2 The mandate of Dr. Jozsef Veress begun on March 17, 2001 and will last for five years. The mandate of Michael G. Potter and Dr. Lajos Zelko begun on March 16, 2005 and will last for five years. The Managing Directors may be re-elected and their mandate can be extended.

     7.3 The Managing Directors shall manage the Company in accordance with the Resolutions of the Founder which are made pursuant to Section 6.1 of this Deed. In all other aspects, the Managing Directors shall be responsible for managing matters of and for the Company.


8.   THE AUDITOR OF THE COMPANY:

     8.1  The name and address of the auditor:

          Name:                     EQUITY AUDIT Auditing and
                                    Consulting Limited Liability Company
          Seat:                     1038 Budapest, Obor utca 2. I.em.3.
          Registration no.:         01-09-714228
          Auditor permit no.:       001565.

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     8.2  The auditor personally liable for the audit appointed by EQUITY AUDIT
          Auditing and Consulting Limited Liability Company:

          Name:                     Zsolt Harmat
          Address:                  1038 Budapest, Obor utca 2. I.em.3.
          Mother's maiden name:     Ortner Ernesztina;
          Auditor permit no.:       003391.

     8.3 The term of appointment of the auditor begins with the signature of this Deed of Foundation and will last for five years. The auditor may be re-appointed, and its mandate can be extended.


9.   PROCURATION AND REPRESENTATION

     9.1 The proper signature of the Company will be carried out in such manner that

          a) Michael Potter shall jointly sign his name together with any other Managing Director on behalf of the Company. The Managing Directors will sign their names under the prescribed, pre-printed or printed name of the Company; and

          b) according to Section 9.3 of this Deed of Foundation, any employee of the Company having proper authorization, shall be entitled jointly to sign his/her name together with one of the Managing Directors regarding a specific group of issues.

     9.2 Two Managing Directors shall jointly represent the Company before third parties, courts and other authorities in accordance with Section
          9.1 of this Deed. Dr. Jozsef Veress shall exercise the employer's rights with respect to the Company's employees.

     9.3  The Managing Directors may, in accordance with the provisions of
          Section 9.1 a) of the Deed of Foundation, assign their representation and procuration rights to the Company's employees with regard to a specific scope of matters. Such employees may represent the Company with regard to matters described in their authorisation jointly with any of the Managing Directors.


10.  TERMINATION OF THE COMPANY

     10.1 The Company terminates:

          a)   if it resolves its termination without a legal successor;
          b) if it resolves its termination with legal succession (by transformation);
          c)   upon being declared terminated by the court of registration;
          d) upon the order of the court of registration on its cancellation ex officio;

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          e)   if terminated by the court of registration in liquidation
               proceedings.

     10.2 The Company ceases to exist upon its deletion from the Company
          Register.


11.  CLOSING PROVISIONS

     11.1 The Founder hereby declares that he/she/it intends to pursue the Company's activities as a "party acting abroad" as set forth in
          Article 4(28) of Act No. LXXXI of 1996 on Corporate Tax and Dividend Tax, as amended.

     11.2 In all matters not, or not entirely governed by this Deed of Foundation, the provisions of Act No. CXLIV on Business Associations of 1997 and Act No. XXIV on Foreign Investments of 1988, as amended, shall apply.


Date: Budapest, March 16, 2005

For and on behalf of CHIPPAC INTERNATIONAL COMPANY LIMITED:



/s/  Dr. Daszkal Angela
-----------------------------
DR. DASZKAL ANGELA
Authorized Representative of the Member








This document is countersigned by:



/s/  Dr. Benyi E. Laszlo
-----------------------------
DR. BENYI E. LASZLO
Attorney at Law

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